Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

Brand Engagement Network Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be paid
Secondary Offering
	Equity	Common Stock	457(c)	453,333	(1)(4)	$3.67	(2)	$1,663,732	0.0001476	$245.57
Fees Previously Paid
Secondary Offering
	Equity	Common Stock	457(o)	—		—		$21,799,800	0.0001476	$3,218

	Total Offering Amounts							$23,456,532		$3,463.57

	Total Fees Previously Paid									$3,218	(3)

	Total Fee Offsets									$—

	Net Fee Due									$245.57

(1)	Consists of (i) (a) up to 120,000 shares of Common Stock held by the Selling Holders and (b) up to 240,000 shares of Common Stock underlying the July Warrants, consisting of 120,000 shares of Common Stock underlying the July One-Year Warrants and 120,000 shares of Common Stock underlying the July Five-Year Warrants that were issued or are issuable pursuant to the Securities Purchase Agreement; and (ii) up to 93,333 shares of Common Stock held by October 3rd that were issued pursuant to that certain Debt Conversion Agreement.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($3.79) and low ($3.55) prices of the shares of Common Stock on The Nasdaq Capital Market on June 20, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC).
(3)	The Registrant previously paid registration fees of $3,218 in connection with the initial filing of this Registration Statement on Form S-1 on June 20, 2024.
(4)	In connection with the filing of Amendment No. 2 to the Registration Statement, the number of shares of common stock being registered was reduced by 1,708,943 shares of common stock. On July 26, 2024, in connection with the filing of Amendment No. 1 to the Registration Statement, the Company paid $696.12. Due to the reduction in shares of common stock registered by the Registrant, the Registrant overpaid the registration fee by $450.55.